UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Goldman Sachs Middle Market Lending Corp. II

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

[NAME]

[ADDRESS LINE 1]

[ADDRESS LINE 2]

September 29, 2025

Prompt Action Requested!

Dear Stockholder:

The Board of Directors of Goldman Sachs Middle Market Lending Corp. II has called for a special meeting and has engaged Broadridge Proxy Services Center to assist with an important matter related to your investment.

Our efforts to reach you by mail, email, and phone have been unsuccessful so far.

We kindly request you contact us as soon as possible. You can reach us by calling 1-833-215-7517 during the hours of Monday through Friday: 9:00 AM – 10:00 PM Eastern Time.

This matter is very important and will take only a moment of your time. Thank you in advance for your assistance with this matter.